SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by Registrant [X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)
     (2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to paragraph 240.14a-11(c) or paragraph
     240.13a-12

                                Declaration Fund
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ---------------------------------

     2) Form, Schedule or Registration Statement No.:

        ---------------------------------

     3) Filing Party:

        ---------------------------------

     4) Date Filed:

        ---------------------------------

                           Preliminary Proxy Material

                                DECLARATION FUND
                           Suite 6160, 555 North Lane
                        Conshohocken, Pennsylvania 19428

                    Notice of Special Meeting of Shareholders
                         To be held on December 19,1997

                       ----------------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Declaration Fund (the "Company") will be held at 11:00 a.m. (Eastern Time) on December 19, 1977 at 555 North Lane Suite 6160 Conshohocken, Pennsylvania 19428 to consider and to act upon the following matters:

     (1)  To elect five ( 5 ) Trustees

     (2) To approve the engagement of Sanville & Company as independent public accountants for the Company for the fiscal year ending December 31,1998.

     (3) To consider for approval a new Investment Advisory Agreement between the Company with respect to Declaration Cash Account and Declaration Investment Advisors, Inc.

     (4) To consider and act upon such other matters as may properly come before the Meeting.

     Only shareholders of record on the books of the Company at the close of business on November 21, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.


                                   By Order of the Board of Trustees


                                   Stephen B. Tily, III
                                   Chairman of the Board

                                    IMPORTANT
                                    ---------

        We are asking for your Proxy and you are requested to send one.

                           Preliminary Proxy Materials

                                 Proxy Statement

                       For Special Meeting of Shareholders
                         To be held on December 19,1977

     This Proxy Statement is furnished in connection with matters to be voted upon at the Special Meeting of Shareholders of Declaration Fund (the "Company") to be held at 11:00 a.m., Eastern Time, on December 19, 1997 at 555 North Lane, Suite 6160, Conshohocken, Pennsylvania 19428 and at any and at all adjournments thereof with respect to the matters to be voted upon referred to in the accompanying Notice.

                        VOTING SECURITIES AND RECORD DATE


     The units of interest ("Shares") issued by the Company with respect to Declaration Cash Account and with respect to Michigan Heritage Fund (Declaration Cash Account and Michigan Heritage Fund being each a separate series of the Company) are the only outstanding voting securities. Holders of record at the close of business on November 21, 1997 are entitled to Notice of the Meeting and to vote at the Meeting and any adjournment(s) thereof. At the close of business on November 21, 1997_________ shares of Declaration Cash Account and ______________shares of Michigan Heritage Fund were issued, outstanding and entitled to vote. Each share entitles the holder thereof on the record date to one vote at the Meeting.

     This Proxy Statement is first being sent to Shareholders on or about November___,1997.

                        QUORUM AND PRINCIPAL SHAREHOLDERS

     The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities of each series with respect to matters affecting only the series is necessary to constitute a quorum and a majority of the outstanding voting securities of the Company with respect to matters affecting the Company is necessary to constitute a quorum at the Special Meeting. Approval of the proposals to be presented at the meeting will require the affirmative vote of the outstanding voting securities of the affected series or of the Company, as appropriate, present at the Meeting.

MATTERS AFFECTING THE COMPANY GENERALLY
---------------------------------------

Election of Trustees


Members of the Board of Trustees
of Declaration Fund


Arthur B. Filean
Trustee

     Mr. Filean is a Trustee of Declaration Fund. Mr. Filean has served as a Trustee of Declaration Fund during the period from December 8,1988 to the present. From 1983 to 1990, Mr. Filean served as a Second Vice-President of Principal Mutual Life Insurance Company. From 1976 to the present, he has served as Secretary of the mutual funds making up the Princor Mutual Fund Group. In addition, he is currently Vice-President of each of the Princor Funds. From 1981-1986, he served as President, Treasurer and a Director of Princor Financial Services Corporation (a principal underwriter and dealer for mutual funds). Age 58

William F. Lee, Jr.
Trustee

     Mr. Lee is a Trustee of Declaration Fund. Mr. Lee has served as a Trustee of Declaration Fund during the period from December 8,1988 to the present. Since 1960, Mr. Lee has owned and is principal of his own insurance and employee benefit firm and does business as William F. Lee, Jr. CLU Chartered Financial Consultant. He is a member and past president of both the Philadelphia Estate Planning Council and the Philadelphia Association of Advanced Life Underwriting. He is a past President of the Swarthmore College Alumni Association and is currently a member of the Board of Managers of Swarthmore College. Age 59

Stephen B. Tily, III*
Chairman of the Board and Trustee
President

     Mr. Tily is a Trustee of Declaration Fund. Mr. Tily has served as a Trustee of Declaration Fund during the period from September 1988 to the present. From December 1988 until the present, he has served as President of Declaration Fund. From December 1983 until December, 1988, he served as Chairman of the Board of Directors and Secretary of Declaration Investment Advisors, Inc. (the investment manager of Declaration Cash Account, a series of Declaration Fund) and as Chairman of the Board of Declaration Holdings, Inc. (the parent company of Declaration Investment Advisors, Inc.). From 1981 to January 1, 1992, Mr. Tily served as President, Chief Executive

Officer and a Director of Delaware Charter Guarantee & Trust Company ("Delaware Charter"). He became Chairman and Chief Executive Officer of Delaware Charter on January 1, 1992. Effective December 31, 1993, Mr. Tily terminated his relationship with Delaware Charter. Age 59

Thomas S. Stewart, III
Trustee

     Mr. Stewart is a Trustee of Declaration Fund. He became a Trustee in 1994. Prior to his retirement, Mr. Stewart served as Chairman of Provident Capital Management, Inc. and Advanced Investment Management, Inc. (both being investment management firms) during the period from 1986 until 1994. During the period 1986 until 1989, Mr. Stewart served as Executive Vice-President of Provident National Bank, Philadelphia Pennsylvania and as Manager of the Bank's Trust Division. He was formerly Chairman of both the Executive Committee and the Asset Management Committee of the Trust and Investment Management Division of the American Bankers Association; President of the Corporate Fiduciary Association of Philadelphia, and a Director of Philadelphia Financial Analysts. Age 59


Terrence P. Smith*
Trustee
Secretary

     Mr. Smith is a nominee for election as a Trustee of Declaration Fund. Mr. Smith is Secretary of Declaration Fund. From September 1988 to the present, Mr. Smith has served as President and Chief Operating Officer of the Declaration Group of companies. He is also a Director of Declaration Distributors, Inc., a registered broker-dealer. From September 1987 to September 1988, he served as Vice-President-Operations of Declaration Holdings, Inc. (the parent company of Declaration Investment Advisors, Inc. From 1984 to 1987, Mr. Smith was Executive Vice-president of Review Management Corp. (investment manager of the former Over-The-Counter Securities Group, Inc. and the distributor of its shares). From 1981 to 1984, he served on the tax and audit staff of the Philadelphia office of KPMG Peat Marwick LLP. (an international accounting firm). Mr. Smith is a certified public accountant. Mr. Terrence P. Smith is the President and sole Director of Declaration I/A. Age 51

*: Interested person of Declaration Fund, as that term is defined in the Investment Company Act of 1940. The term includes persons having close familial or substantial professional or financial relationships with an investment company or its investment advisor, principal underwriter, officers or employees. Mr. Smith is an interested person because he is an officer of Declaration Fund and because of his indirect control relationship of Declaration Investment Advisors, Inc. Mr. Tily is an interested person by virtue of being President of the Company. There are no family relationships existing between any of the Trustee nominees.

         For the year ended December 31, 1996 fees and expenses in the amount of $10,207. were paid to or for the non-interested Trustees of Declaration Fund.

Declaration Fund did not pay any officer salaries. The address of each Trustee and Officer of Declaration Fund is 555 North Lane Suite 6160 Conshohocken, PA 19428 Each Trustee is compensated at an annual rate of $2,000. plus $500. for each meeting attended and is reimbursed for out of pocket expenses. Declaration Fund held 3 meetings in 1997; all of the Trustees attended at least 75% of the aggregate number of meetings.


Committees of the Board of Trustees
-----------------------------------

     The business of the Company is under the general management of the Board of Trustees as provided by the laws of the Commonwealth of Pennsylvania. Pursuant to authority which is granted by the Company's Bylaws, the Board has established an audit committee. Mr. Arthur Filean is the audit committee's sole member.

     The audit committee meets with the Company's independent public accountants for consultation if the committee deems it advisable and meets with the accountants annually to discuss the scope and results of the annual audit of the Company and on such other matters as the committee deems appropriate or desirable. During 1997, the audit committee met with the independent public accountants on 1 occasion.

     It is intended that the sharers represented by the accompanying proxy will be voted for the election of the nominees, unless otherwise instructed on the proxy card. If one or more of the nominees should at the time of the meeting, be unavailable or unable to serve as a Trustee, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board does not know of any reason why any of the nominees will be unavailable or unable to serve.


Approval of the Engagement of Auditors

     The accounts of the Company for the fiscal year ended December 31,1998 will be audited by Sanville & Company ("Sanville"). It is anticipated that the Board will approve the selection of Sanville & Company as the Company's independent accountants to audit the accounts of the Company for the fiscal year ended December 31, 1998 at its meeting to be held on December 19,1997.

     A representative of Sanville & Company will be present at the meeting to answer any questions that may arise.

     Sanville & Company has served as Declaration Fund's independent public accountants for the calendar year that will end on December 31, 1997.

     The Board recommends that the Company's shareholders ratify the selection of Sanville & Company for the fiscal year ending December 31, 1998. The vote of a majority of the shares present or represented by proxy at the Meeting is required to ratify the selection of Sanville & Company.

THE FOLLOWING MATTER RELATES ONLY TO DECLARATION CASH ACCOUNT
--------------------------------------------------------------

Approval of Investment Management Agreement

     Declaration Investment Advisers, Inc. ("Declaration I/A") presently serves as investment manager of the Declaration Cash Account series of Declaration Fund.(" Cash Account") pursuant to a written agreement between the Company and Declaration I/A. (the "Agreement") The Agreement is dated December 8, 1988 and was last approved by the Board of Trustees on November 20, 1996 and by shareholders on December 8, 1988.

     Under the terms of the Agreement, Declaration I/A (i) determines the composition of Cash Account's portfolio, the nature and timing of the changes therein and the manner of implementing such changes and (ii) provided Cash Account and/or the Board of Trustees with such investment advisory research and related services as Cash Account and /or the Board of Trustees may, from time to time, reasonably require. Declaration I/A furnishes, without cost to the Company, the services of those of Declaration I/A's officers and full-time employees who may be duly elected executive officers or Trustees of the Company and shall pay all salaries, fees and expenses of the Company's interested Trustees, president, vice-presidents, secretary and treasurer and all personnel who perform services related to research and investment activities. Declaration I/A has also agreed that if the aggregate expenses of the Company including the management fee but excluding taxes, interest, brokerage commissions and extraordinary items should exceed 2 % of the first 100,000,000 dollars of the average net assets of Cash Account and 1 1/2 % of all in excess of 100,000,000 dollars then such excess expenses will be paid to the Fund by Declaration I/A but only to the extent of the management fee.

     For providing such services, Declaration I/A receives a fee, which shall be accrued daily and paid monthly, at an annual rate of 1/2 of 1% on the first $500,000,000.of the average net assets of Cash Account; thereafter declining as the amount of assets increases. For the periods ending December 31, 1995 and 1996, the management fees paid to Declaration I/A were partially reimbursed for 1995 and fully reimbursed for 1996 by Declaration I/A in accordance with the expense reimbursement provision set forth in the preceding paragraph.

     Declaration I/A is a wholly owned subsidiary of Declaration Holdings, Inc. ("Holdings"). Prior to August 21, 1997, all of the outstanding voting stock of Holdings was owned by Stephen B. Tily, III and WMB Holding, Inc. On August 21, 1997, all of the outstanding voting stock of Holdings was transferred .to Terrence P. Smith, the Secretary of Declaration Fund; Mentor Special Situations Fund (a venture capital limited partnership), and George Stasen and Edward Sager (the principals of Mentor Special Situations Fund). Mr. Smith now owns 75%, Mentor Special Situations 20% and Messrs. Stasen and Sager 2 1/2 % each. The address of each of the owners is c/o 555 North Lane Suite 6160 Conshohocken, Pennsylvania 19428

     The transfer of the stock of Holdings had the legal effect, under the Investment Company Act, of terminating the Agreement. Thus it is necessary to submit a new Investment Advisory Agreement to the shareholders of Cash Account for approval.

     The new Agreement will be identical in all material respects with the old Agreement save the undertaking by Declaration I/A to limit the Company's expenses. The old Agreement provided that if the aggregate expenses of the Company including the management fee but excluding taxes, interest, brokerage commissions and extraordinary items, should exceed 2% of the first $100,000,000. and 1 1/2 % of the balance of such average net asset value in excess of $100,000,000, then such excess expenses would be paid to the Company by Declaration I/A but only to the extent of the management fee. As noted above, for each of the years 1995 and 1996 the management fee was partially reimbursed for 1995 and fully reimbursed for 1996 to the Company. In the event that there had been no guarantee, then the amount of the advisory fee that would have been paid to Declaration I/A for 1996 would have been $186,581 and for 1995 $190,505. This has had an adverse financial effect on Declaration I/A. Management of Declaration I/A does not wish and is not able to continue this guarantee. The Board believes that the financial well being of Declaration I/A is essential to the continued operation of Declaration Cash Account.

     In making the recommendation that the shareholders approve the new Investment Advisory Agreement, the Trustees are of the opinion that the change in ownership and control of the parent of Declaration I/A will be beneficial to Declaration Cash Account. The Trustees are of the further opinion that the removal of the guarantee will result in Declaration I/A receiving sufficient funds that will enable it to perform its duties in an efficient manner. As noted above Declaration I/A has rebated its advisory fee in full for 1996 and received an advisory fee of only $111,903 in 1995 after rebating $78,602. Thus Declaration I/A received nothing for the investment management services that it was providing in 1996 and a significant reduction in 1995. A very significant loss of assets early in 1995 without any significant diminution of operating expenses meant that by the operation of the guarantee, there would be no advisory fee received in 1997 and for the short term as well. The Board felt that this could not fail to impact on the performance of Declaration I/A and for that reason it was necessary to remove the guarantee from the contract.

     The Board of Trustees recommends a vote for the approval of the new Investment Advisory Agreement for Declaration Cash Account. The vote required to approve the Agreement is that of a majority of the outstanding voting securities of Declaration Cash Account.


                           SECURITY HOLDERS' PROPOSALS

     For those years in which annual shareholder meetings are held, proposals which shareholders of Declaration Fund intend to present for inclusion in the proxy materials with respect to the annual meeting of shareholders must be received by the Fund within a reasonable period of time before the solicitation is made.

     A COPY OF THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT OF THE COMPANY FOR THE PERIODS ENDING DECEMBER 31,1996 AND JUNE 30, 1997, RESPECTIVELY, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT 555 NORTH LANE SUITE 6160 CONSHOHOCKEN, PENNSYLVANIA 19428 OR BY CALLING THE COMPANY AT 1-800-423-2345

                             ADDITIONAL INFORMATION


     As of November ___, 1997, no shareholder is known to own 5% or more of the outstanding voting securities of Declaration Fund.

     Declaration Service Company 555 North Lane Suite 6160 Conshohocken, Pennsylvania 19428 serves as Declaration Fund's administrator and transfer agent.

         In order for there to be a quorum of shares of Declaration Fund and of Declaration Cash Account (with respect to those matters which relate to Declaration Cash Account)-


             prompt execution and return of the proxy is requested.
             ------------------------------------------------------


                                   The Board of Trustees of Declaration Fund


                                    By: Terrence P. Smith, Secretary

                           PRELIMINARY PROXY MATERIAL
                           --------------------------

                                DECLARATION FUND


                                      PROXY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned holder of the common stock issued by Declaration Fund, a Pennsylvania Business Trust, (the "Trust") does hereby constitute and appoint Stephen B. Tily, III and Terrence P. Smith, or either of them, the attorneys and proxies of the undersigned with full power of substitution and appointment, collectively and as individuals, for and in the name, place and stead of the undersigned on the Trust's books on November 21, 1997 at the Special Meeting of the Shareholders of the Trust to be held at 555 North Lane Suite 6160 Conshohocken, Pennsylvania 19428 on December 19, 1997 at 11:00 a. m. and at any and all adjournments thereof upon the following matters as indicated on the reverse side.

     This proxy is solicited on behalf of the management of the Trust, It will be voted in accordance with the specifications made herein or, is no specification is made, it will be voted to elect as Trustees the persons named hereafter; FOR the approval of the Investment Advisory Agreement between the Trust with respect to Declaration Cash Account and Declaration Investment Advisors, Inc.; FOR the ratification of Sanville & Company as auditors for the Trust for 1998, and as to any other matters which may be properly be brought before the Special Meeting in the best judgment of the persons named above.

Please mark boxes in blue or black ink.

1. The election of the following nominees for Trustee who shall hold office until The next Annual Meeting of Shareholders and until their successors are elected And qualify:

     Arthur B. Filean        William F. Lee, Jr.       Stephen B. Tily, III

              Thomas S. Stewart, III        Terrence P. Smith

            Vote for Nominees [  ]    Vote withheld from nominees [  ]

     You may withhold authority to vote for any nominee by lining through or Otherwise striking out his name.

2.   The selection of Sanville & Company as Auditors for the calendar year 1998

     [  ] For              [  ] Against             [  ] Abstain


THE FOLLOWING PROPOSAL ONLY CONCERNS DECLARATION CASH ACCOUNT SHAREHOLDERS


3. Approval of the Investment Advisory Agreement between the Trust with respect to Declaration Cash Account and Declaration Investment Advisors, Inc.

     [  ] For              [  ] Against             [  ] Abstain


4. To transact any and all other business which may properly come before the meeting any adjournment(s) thereof; hereby ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof and hereby revoking all former proxies.


Kindly sign proxy exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sing in partnership name by authorized person. If the stock is held jointly, all holders must sign.

Dated_________________1997

-----------------------------

-----------------------------
Signature(s) of Stockholder(s)


Sign, date and return the proxy card promptly using the enclosed envelope